EXHIBIT 21
                                                                      ----------









SUBSIDIARIES OF THE REGISTRANT
------------------------------



1.       RAP Group, Inc.
2.       Voltage Vehicles
3.       ZAP Rentals
4.       ZAP Stores Inc